                                                                     EXHIBIT 5.3

                          [LETTERHEAD OF NAUTADUTILH N.V.]

Postbus 1110
3000 BC Rotterdam                                   Rotterdam, September 9, 2005
Weena 750
3014 DA Rotterdam
T +31 10 224 00 00
F +31 10 414 84 44
                                     To: Elan Finance public limited company
                                         Elan Finance Corp.
                                         Elan Corporation, plc

                                         c/o Elan Corporation, plc
                                         Treasury Building
                                         Lower Grand Canal Street
                                         Dublin 2, Ireland

Ladies and Gentlemen,

Re: 7 3/4% Senior Fixed Rate Notes due 2011 and Senior Floating Rate Notes
--------------------------------------------------------------------------
    due 2011
    --------

This opinion is rendered to you at your request in connection with an offer by
Elan Finance Corp., a Delaware corporation, and Elan Finance public limited company, an Irish public limited company (together the "CO-ISSUERS"), to exchange up to $850,000,000 of the Co-Issuers' 7 3/4% Senior Fixed Rate Notes
due 2011 and up to $300,000,000 of the Co-Issuers' Senior Floating Rate Notes
due 2011 (together, the "OUTSTANDING NOTES") for an identical principal amount at maturity of the Co-Issuers' 7 3/4% Senior Fixed Rate Notes due 2011 and the
Co-Issuers' Senior Floating Rate Notes due 2011 (together the "EXCHANGE NOTES")
registered under the Securities Act. We understand that the Exchange Notes will be issued pursuant to the Indenture (the "INDENTURE") dated as of November 16,
2004 between the Co-Issuers, Elan Corporation, plc, an Irish public limited company ("ELAN CORPORATION"), and Elan Pharma B.V. and Monksland Holdings B.V.
(together the "COMPANIES") (and certain other guarantors party thereto) and the
Bank of New York, as Trustee (the "TRUSTEE") and, when issued, will be guaranteed by the Companies pursuant to the

NautaDutilh N.V. has its seat at Rotterdam, The Netherlands and is registered in the Commercial Register in Rotterdam under number 24338323. All services and other work are carried out under a contract for professional services
("overeenkomst van opdracht") with NautaDutilh N.V., subject to the general conditions of NautaDutilh N.V. These general conditions include, among other provisions, a limitation of liability clause and have been filed with the
Rotterdam Court of First Instance. They can be consulted at www.nautadutilh.com and will be provided free of charge upon request.
ABN AMRO Bank 42.61.85.323; Fortis Bank 64.02.57.747; ING Bank 69.33.63.282;
Postbank 9047; Account Name: Stichting Beheer Derdengelden Advocatuur
NautaDutilh.

                                   Rotterdam, September 9, 2005

guarantees (the "GUARANTEES") pursuant to the Indenture.

Capitalized terms used in this opinion letter shall have the meanings set forth in Exhibit A hereto. Capitalized terms used but not defined herein, shall have the meanings assigned thereto in the Indenture. The section headings used in this opinion letter are for convenience of reference only and are not to affect its construction or to be taken into consideration in its interpretation.

This opinion letter is addressed solely to you. It may only be relied upon by you and may be used only in connection with the Documents. This opinion letter is strictly limited to matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations and warranties, or other information contained in the Documents, except as expressly confirmed in this opinion letter. Its contents may not be quoted, otherwise included, summarised or referred to in any publication or document or disclosed to any other party, in whole or in part, for any purpose, without our prior written consent, except to your professional advisers in this transaction. We do, however, hereby consent to the filing of this opinion as an exhibit to the Co-Issuers' Registration Statement on Form F-4 to be filed with the United States Securities and Exchange Commission (the "COMMISSION") with respect to the Exchange Notes and the Guarantees, without admitting that we are
"experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

In rendering the opinions expressed herein, we have exclusively reviewed and relied upon signed execution copies of the Documents and the Corporate
Documents, and we have assumed that the Documents have been entered into for bona fide commercial reasons. We have with your permission not investigated or verified any factual matter disclosed to us in the course of our review.

This opinion letter sets out our opinion on certain matters of - and the opinions and statements expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with -
Netherlands Law as they stand at the date hereof. Unless otherwise specifically stated herein, we do not express any opinion on public international law or on the rules promulgated under or by any treaty or treaty organisation, except insofar as such rules are directly applicable in the Netherlands, nor do we express any opinion on Netherlands or European competition law or tax law. No undertaking or obligation is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of any developments and/or changes under Netherlands Law subsequent to today's date.

                                   Rotterdam, September 9, 2005

This opinion letter may only be relied upon on the condition that you accept that the legal relationship between yourselves and NautaDutilh N.V. is to be governed by Netherlands Law and that any issues of interpretation or liability arising out of or in connection with this opinion letter shall be submitted to the exclusive jurisdiction of the competent courts at Rotterdam, the
Netherlands.

In this opinion letter Netherlands legal concepts are expressed in English terms and not in their original Netherlands terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. In the event of a conflict or inconsistency the relevant expressions shall be deemed to refer only to the
Netherlands legal concepts described thereby.

For the purposes of this opinion letter, we have assumed that:

(a)      all documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same, all documents reviewed by us as drafts of documents or as fax, photo or electronic copies of originals are in conformity with the executed originals thereof and such originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same;

(b)      no defects attach to the incorporation of the Companies (aan hun totstandkoming geen gebreken kleven) and the Articles of Association have been executed on the basis of a valid declaration of no objection
         (verklaring van geen bezwaar) by a civil law notary (notaris), who had the power and authority to execute such deeds and such deeds comply with Netherlands Law (voldoen aan de eisen der wet);

(c)      none of the parties to the Documents has (i) been dissolved
         (ontbonden), (ii) ceased to exist pursuant to a merger (fusie) or a division (splitsing), (iii) had its assets placed under administration
         (onder bewind gesteld), (iv) been declared bankrupt (failliet verklaard), (v) been granted a suspension of payments (surseance van betaling verleend), (vi) subjected to emergency regulations
         (noodregeling) on the basis of Article 71 CSSA, or (vii) been made subject to similar proceedings in other jurisdictions. The Extracts and our inquiries of today over the telephone with the Bankruptcy Clerk's
         Office support the assumptions (i) up to and including (v) in respect of the Companies. However, this information does not constitute conclusive evidence that the events set out in items (i) through (v)
         have not occurred;

                                   Rotterdam, September 9, 2005

(d)      the Resolutions are in full force and effect, correctly reflect the resolutions stated in the Resolutions and the factual statements made in the Resolutions and the Certificates are complete and correct;

(e)      the contents of the Extracts are true and accurate and complete;

(f)      each of the powers of attorney, authorisations and appointments contained in the Resolutions, under any applicable law other than
         Netherlands Law, validly authorises the person or persons purported to be granted power of attorney or authorisation, to represent and bind the relevant Company vis-a-vis the other parties to the Documents with regard to the transactions contemplated thereby;

(g)      none of the opinions stated in this opinion letter will be affected by any foreign law;

(h)      the assumptions under (a) up to and including (g) are, were relevant, true and correct as from (and including) the date of signing of the
         Resolutions up to and including the date hereof.

Based upon and subject to the foregoing and subject to the qualifications set forth herein and to any matters, documents or events not disclosed to us, we express the following opinions:

         CORPORATE STATUS
1.       The Companies have been duly incorporated and are validly existing as private companies with limited liability (besloten vennootschappen met beperkte aansprakelijkheid).

         CORPORATE POWER
2.       The Companies have the corporate power and authority to enter into and perform their obligations under the Documents.

         CORPORATE ACTION
3.       The Companies have taken all corporate action required by the Articles of Association and by Netherlands Law to authorise the signing, execution or delivery of the Documents and the performance by them of their obligations thereunder.

         DUE EXECUTION
4.       The Documents have been duly signed, executed and delivered on behalf of the Companies.

                                   Rotterdam, September 9, 2005

The opinions expressed above are subject to the following qualifications:

(A)      As Netherlands lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Documents under the laws of the
         State of New York and the obligations of the parties to the Documents and we have made no investigation of such meaning and purport. Our review of the Documents and of any other documents subject or expressed to be subject to any law other than Netherlands Law has therefore been limited to the terms of such documents as they appear to us on their face.

(B)      The information contained in the Extracts does not constitute conclusive evidence of the facts reflected in it.

(C)      Pursuant to Article 2:7 NCC, any transaction entered into by a legal entity may be nullified by the legal entity itself or its receiver in bankruptcy (curator) if the objects of such entity were transgressed by the transaction and the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten). The Netherlands Supreme Court (Hoge Raad der
         Nederlanden) has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of such objects in the articles of association (statuten) is decisive, but all
         (relevant) circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction.

(D)      Pursuant to Article 2:207c NCC, a private company with limited liability may not grant loans (leningen verstrekken), provide security
         (zekerheid stellen), give a price guarantee (koersgarantie geven) or otherwise bind itself, whether jointly and severally or otherwise with or for third parties (zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden) with a view to (met het oog op) the subscription or acquisition by third parties of shares in its share capital or depository receipts. This prohibition also applies to its subsidiaries (dochtervennootschappen). Any transaction in violation of the prohibition is void or voidable.

(E)      The opinions expressed in this opinion letter may be limited or affected by:
         a.       any applicable bankruptcy, insolvency, reorganisation,
                  moratorium or other similar laws or procedures now or

                                   Rotterdam, September 9, 2005

                  hereinafter in effect, relating to or affecting the
                  enforcement or protection of creditor's rights generally;
         b.       the provisions of fraudulent preference and fraudulent
                  conveyance (Actio Pauliana) and similar rights available to receivers in bankruptcy or creditors in other jurisdictions;
         c.       rules of "force majeure", reasonableness and fairness and
                  rules of "imprevision", set-off, prescription and other
                  defences afforded by Netherlands Law to obligors generally;
                  and
         d.       sanctions implemented or effective in the Netherlands under the Sanctions Act 1977 (Sanctiewet 1977), the Economic
                  Offences Act (Wet Economische Delicten) or European Community
                  Regulations.

Yours faithfully,
On behalf of NautaDutilh N.V.

/s/ W.A.M. Schellekens

W.A.M. Schellekens

                                   Rotterdam, September 9, 2005

                                                 EXHIBIT A
                                                 LIST OF DEFINITIONS
                                                 -------------------

"ARTICLES OF ASSOCIATION"          the deed of incorporation of Elan Pharma B.V.
                                   dated December 3, 2002, stating that the
                                   statement of no-objection from the Minister
                                   of Justice in the Netherlands was obtained on
                                   December 3, 2002, with number B.V. 1223202
                                   and which, according to the Elan Extract,
                                   contains the articles of association of Elan
                                   Pharma B.V. in force on the date hereof, and
                                   the deed of incorporation of Monksland
                                   Holdings B.V. dated 3 December 2002, stating
                                   that the statement of no-objection from the
                                   Minister of Justice in the Netherlands was
                                   obtained on 3 December 2002 with number B.V.
                                   1223202 and which, according to the Monksland
                                   Extract, contains the articles of association
                                   of Monksland Holdings B.V. in force on the
                                   date hereof

"BANKRUPTCY CLERK'S OFFICE"        the Amsterdam and/or the Rotterdam Court
                                   Bankruptcy Clerk's Office
                                   (faillissementsgriffie van de Rechtbank te
                                   Amsterdam and Rotterdam)

"BOARD RESOLUTIONS"                the document containing the resolution of the
                                   management board of Elan Pharma B.V. dated
                                   November 15, 2004, in which it is, among
                                   other things, resolved to enter into and
                                   execute the Documents and all documents to be
                                   executed and delivered in connection
                                   therewith, and the document containing the
                                   resolution of the management board of
                                   Monksland Holdings B.V. dated November 15,
                                   2004, in which it is, among other things,
                                   resolved to enter into and execute the
                                   Documents and all documents to be executed
                                   and delivered in connection therewith

                                   Rotterdam, September 9, 2005

"CERTIFICATES"                     the certificate dated November 15, 2004,
                                   signed by Mr. P.H. Bosse on behalf of Elan
                                   Pharma B.V., in which it is, inter alia,
                                   certified that the copies of the deed of
                                   incorporation, the excerpt from the Chamber
                                   of Commerce and the copies of the resolutions
                                   in respect of Elan Pharma B.V. attached to
                                   the certificate are correct and complete, and
                                   in full force and effect, and the certificate
                                   dated November 15, 2004, signed by Mr. P.H.
                                   Bosse on behalf of Monksland Holdings B.V.,
                                   in which it is, inter alia, certified that
                                   the copies of the deed of incorporation, the
                                   excerpt from the Chamber of Commerce and the
                                   copies of the resolutions in respect of
                                   Monksland Holdings B.V. attached to the
                                   certificate are correct and complete, and in
                                   full force and effect

"CORPORATE DOCUMENTS"              the documents listed in Exhibit B

"DOCUMENTS"                        the Indenture and the Deposit and Custody
                                   Agreement dated November 16, 2004, between
                                   the Co-Issuers, Elan Corporation, the
                                   Companies and certain other parties as
                                   Guarantors and The Bank of New York as Global
                                   Note Depositary and Custodian, received by us
                                   via e-mail on 1 September 2005

"ELAN EXTRACT"                     the extract dated September 9, 2005 from the
                                   Commercial Register of the Chamber of
                                   Commerce and Industry for Rotterdam, relating
                                   to Elan Pharma B.V. with registration number
                                   24340246 together with an online historical
                                   survey in respect of Elan Pharma B.V.

"EXHIBIT"                          an exhibit to the opinion letter

"EXTRACTS"                         the Elan Extract and the Monksland Extract

                                   Rotterdam, September 9, 2005

"MONKSLAND EXTRACT"                the extract dated September 9, 2005 from the
                                   Commercial Register of the Chamber of
                                   Commerce and Industry for Amsterdam, relating
                                   to Monksland Holdings B.V. with registration
                                   number 33265127 together with an online
                                   historical survey in respect of Monksland
                                   Holdings B.V.

"NCC"                              the Netherlands Civil Code

"NETHERLANDS LAW"                  the laws with general applicability of the
                                   Netherlands, and, in so far as they are
                                   directly applicable in the Netherlands, of
                                   the European Community

"THE NETHERLANDS"                  the Kingdom of the Netherlands excluding
                                   Aruba and the Netherlands Antilles

"RESOLUTIONS"                      the Board Resolutions and the Shareholders
                                   Resolutions

"SHAREHOLDERS RESOLUTIONS"         the document containing the resolution in
                                   writing of Monksland Holdings B.V. in its
                                   capacity as sole shareholder of Elan Pharma
                                   B.V. dated on or about November 15, 2004, in
                                   which it is, among other things, approved
                                   that Elan Pharma B.V. enters into and
                                   executes the Documents and all documents to
                                   be executed or delivered in connection
                                   therewith, and the document containing the
                                   resolution in writing of Elan Holdings
                                   Limited, in its capacity as sole shareholder
                                   of Monksland Holdings B.V. dated on or about
                                   November 15, 2004, in which it is, among
                                   other things, approved that Monksland
                                   Holdings B.V. enters into and executes the
                                   Documents and all documents to be executed or
                                   delivered in connection therewith

                                   Rotterdam, September 9, 2005

                                                       EXHIBIT B
                                                       LIST OF
                                                       -------
                                                       CORPORATE
                                                       ---------
                                                       DOCUMENTS
                                                       ---------

1. a copy of the Articles of Association;

2. a copy of the Board Resolutions;

3. a copy of the Shareholders Resolutions;

4. copy of the Certificates;

5. a copy of the Elan Extract; and

6. a copy of the Monksland Extract.